Exhibit 99.1

Release:	On receipt, January 31, 2022
Media Contact:	Jane Slusark, 515-362-0482, slusark.jane@principal.com
Investor Contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group® announces reinsurance transaction, increases share repurchase authorization by $1.6 billion

•	Announces agreement to reinsure its in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee blocks with an affiliate of Sixth Street

•	Expects approximately $800 million of deployable proceeds upon close when combined with other capital management transactions

•	Plans to return up to $4.6 billion of capital to shareholders between 2021 and 2022, including $2.5 billion to $3.0 billion in 2022

•	Advances long-term strategy to focus on higher growth markets, improve capital efficiency, and return excess capital to shareholders

(DES MOINES, Iowa) – Principal Financial Group® (Nasdaq: PFG) today announced it has entered into an agreement with an affiliate of Sixth Street and its insurance platform, Talcott Resolution (“Talcott”), to reinsure the company’s in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business.

Principal® expects deployable proceeds of approximately $800 million upon closing of this reinsurance transaction and through additional transactions designed to improve the capital efficiency of its in-force individual life insurance business. The company plans to return the proceeds to shareholders through share repurchases.

At its Investor Day in June 2021, Principal announced it would pursue strategic alternatives for its U.S. retail fixed annuity and individual life insurance businesses as part of a comprehensive review of its business mix and capital management options. Today’s announcement is an important step as the company continues to deliver on its commitment to be more capital efficient with a focus on higher growth businesses within retirement in the U.S. and select emerging markets, global asset management, and U.S. benefits and protection. Reinsurance of these blocks also reduces the company’s risk exposure to interest rates, credit markets, and policyholder behavior.

Today’s announcement will meaningfully enhance the company’s future financial profile:

•	Accretive to non-GAAP operating earnings per diluted share (EPS) starting in 2023;

•	Improving non-GAAP operating return on average equity (ROE) and affirming the company’s 15% target in 2023; and

•	Enhancing free capital flow conversion by approximately 10 percentage points annually; increasing the company’s target range to 75%-85% upon close.

“We are focused on improving capital efficiency and strengthening Principal to win, grow, and create long-term shareholder value,” said Dan Houston, chairman, president, and CEO of Principal. “We conducted a comprehensive process designed to optimize the value of these blocks, while improving our overall risk profile and reducing the capital requirements of our portfolio. At close, these transactions, along with strong operating performance, enables a significant increase to our share repurchase program, while supporting our ability to invest in growth, serve our customers, and lead in higher growth markets.”

Principal will host an investor conference call at 10 a.m. ET today to discuss this announcement; details of the conference call are available at the end of this release.

Agreement to reinsure in-force U.S. retail fixed annuity and ULSG blocks

Principal plans to reinsure approximately $16 billion and $9 billion of U.S. retail fixed annuity and ULSG statutory reserves1, respectively, with Talcott. Principal will retain policy administration and servicing responsibilities and the expected transaction will have no impact on the company’s relationship with, or commitments to, its customers and distribution partners. As part of the transaction, Talcott will engage Principal to manage approximately $4 billion of commercial mortgage loans and private credit assets for a minimum of five years.

The reinsurance transaction is structured on a coinsurance with funds withheld basis, providing several counterparty protections including agreed upon investment guidelines and over-collateralization of the coinsurance agreement through a supplemental trust.

The transaction, which has been unanimously approved by the company’s Board of Directors, is expected to close in the second quarter of 2022, subject to customary closing conditions, including regulatory approvals.

1 As of December 31, 2021

Increased capital return to shareholders

In connection with today’s announcement, the company’s Board of Directors has approved a $1.6 billion increase to the $1.1 billion that remains available under the company’s existing share repurchase authorization as of December 31, 2021, resulting in an aggregate amount of $2.7 billion. Additionally, the company has increased its share repurchase target for 2022 from $800 million-$1.0 billion to $2.0-$2.3 billion. This $1.5 billion increase in capital return is driven by a combination of stronger operating performance, a favorable macroeconomic environment, and the estimated $800 million of deployable proceeds. Principal now plans to return up to $4.6 billion to shareholders between 2021 and 2022 through share repurchases and common stock dividends, well above the $3 billion announced in June 2021.

In the fourth quarter of 2021, Principal deployed $520.6 million of capital, including $168.5 million of common stock dividends and $352.1 million of share repurchases. For the full year, capital deployments totaled $1.6 billion, including $654.1 million of common stock dividends and $921.0 million of share repurchases, higher than the $600-$800 million targeted range for repurchases.

“Focused execution across our diversified portfolio of businesses drove strong results throughout 2021, and we are confident in our ability to deliver our financial targets,” said Houston. “We’ll continue to take steps to align our business model to drive growth, support our active capital management program, and create long-term shareholder value.”

Investor call details

On Monday, January 31, 2022, at 10 a.m. ET, Dan Houston, chairman, president, and chief executive officer, and Deanna Strable, executive vice president and chief financial officer, will discuss this announcement during a live conference call. Chief risk officer Ken McCullum will also join the live Q&A session. Additional information including a slide presentation will be available on our website at principal.com/investor.

You can access the Monday, January 31, conference call several ways:

•	Connect to principal.com/investor to listen to a live webcast.

o	Please go to the website at least 10-15 minutes prior to the start of the call to register, and to download/install any necessary audio software.

•	Via telephone by dialing in one of the following numbers 10 minutes prior to the start of the call.

o	(833) 875-0582 (U.S. and Canadian callers)

o	(216) 562-0095 (International callers)

o	Access code: 4394754

•	An audio replay will be available approximately two hours after the live call via:

o	Online at principal.com/investor

o	Telephone:

▪	(855) 859-2056 (U.S. and Canadian callers)

▪	(404) 537-3406 (International callers)

▪	Access code: 4394754

▪	The replay will be available until February 6, 2022.

Representation for Principal on these transactions included Goldman Sachs & Co., LLC serving as financial advisor, Milliman serving as actuarial consultant, and Skadden, Arps, Slate, Meagher & Flom LLP serving as legal counsel. KPMG LLP provided financial accounting, tax, operational separation and transition advisory services.

The share repurchases mentioned above will be made in the open market or through privately negotiated transactions or accelerated share repurchases, from time to time depending on market conditions. The repurchase program may be modified, extended, or terminated at any time by the Board of Directors.

Forward looking and cautionary statements

Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income attributable to PFG, net cash flow, realized and unrealized gains and losses, the timing and terms of any share repurchases, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The proposed transaction is subject to risks, uncertainties and factors that could cause PFG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements. These include, but are not limited to (i) that PFG may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the inability to complete the proposed transaction due to the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (v) risks related to disruption of management’s attention from PFG’s ongoing business operations due to the proposed transaction; (vi) the effect of the announcement of the proposed transaction on PFG’s relationships with its clients, operating results and business generally; and (vii) the outcome of any legal proceedings to the extent initiated against PFG or others following the announcement of the proposed transaction, as well as PFG’s management’s response to any of the aforementioned factors. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended December 31, 2020, and in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2021, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a sustained low interest rate environment; the elimination of the London Inter-Bank Offered Rate (“LIBOR”); the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience for insurance and annuity products could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC asset and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; changes in laws, regulations or accounting standards; the company may not be able to protect its intellectual property and may be subject to infringement claims; the company’s ability to pay stockholder dividends, make share repurchases and meet its obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; technological and societal changes may disrupt the company’s business model and impair its ability to retain existing customers, attract new customers and maintain its profitability; damage to the company’s reputation; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; the company’s hedging or risk management strategies prove ineffective or insufficient; inability to attract, develop and retain qualified employees and sales representatives and develop new distribution sources; an interruption in information technology, infrastructure or other internal or external systems used for business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; international business risks including changes to mandatory pension schemes; risks arising from participation in joint ventures; the company may need to fund deficiencies in its “Closed Block” assets; a pandemic, terrorist attack, military action or other catastrophic event; the ongoing COVID-19 pandemic and the resulting financial market impacts; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; risks related to the company’s acquisition of Wells Fargo Bank, N.A.’s IRT business; loss of key vendor relationships or failure of a vendor to protect information of our customers or employees; the company’s enterprise risk management framework may not be fully effective in identifying or mitigating all of the risks to which the company is exposed; and global climate change.

Use of Non-GAAP financial measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal Financial Group®

Principal Financial Group® (Nasdaq: PFG) is a global financial company with 18,600 employees2 passionate about improving the wealth and well-being of people and businesses. In business for more than 140 years, we’re helping more than 49 million customers3 plan, protect, invest, and retire, while working to support the communities where we do business, improve our planet, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the World’s Most Ethical Companies, a member of the Bloomberg Gender Equality Index, and a Top 10 “Best Places to Work in Money Management.” Learn more about Principal and our commitment to sustainability, inclusion, and purpose at principal.com.

###

Principal, Principal symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

2 As of Dec. 31, 2021